SCHEDULE 14A INFORMATION
                               ------------------------

             Proxy Statement Pursuant to Section 14(a) of the Securities
                                 Exchange Act of 1934
                                 (Amendment No.    )

     Filed by the Registrant  [X]
     Filed by a Party other than the Registrant  [ ]
     Check the appropriate box:
     [X]  Preliminary Proxy Statement
     [ ]  Definitive Proxy Statement
     [ ]  Definitive Additional Materials
     [ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or
          Section 240.14a-12

                           Warner Insurance Services, Inc.
     ----------------------------------------------------------------------
                   (Name of Registrant as Specified In Its Charter)

     Payment of Filing Fee (Check the appropriate box):

     [X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
     14a-6(i)(2).

     [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

          1)  Title of each class of securities to which transaction applies:

             ---------------------------------------------------------------

          2)  Aggregate number of securities to which transaction applies:

             ---------------------------------------------------------------

          3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

             ---------------------------------------------------------------

          4)  Proposed maximum aggregate value of transaction:

             ---------------------------------------------------------------

          5)  Total fee paid:

             ---------------------------------------------------------------
     [ ]  Fee paid previously with preliminary materials.
     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          1)  Amount Previously Paid:

              --------------------------------------------------------
          2)  Form, Schedule or Registration Statement No.:

              --------------------------------------------------------
          3)  Filing Party:

              --------------------------------------------------------
          4)  Date Filed:

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

                                                          PRELIMINARY COPIES


                           WARNER INSURANCE SERVICES, INC.


       ALFRED J. MOCCIA
     President and Chief Executive Officer

                                                                 May 6, 1996

     To All Warner Stockholders:

          I invite you to attend the Annual Meeting of Stockholders which will be held at the Stony Hill Inn, 231 Polifly Road, Hackensack, New Jersey on Thursday, June 20, 1996 at 9:30 a.m., local time.

          The annual election of directors will take place at the Meeting. Personal information about each nominee for the Board of Directors as well as information about the functions of the Board and its committees are contained in the Proxy Statement.

          At the Meeting, you will be asked to consider and vote upon two other proposals. First, you will be asked to approve the adoption of an amendment to Warner's Certificate of Incorporation to change the corporate name from Warner Insurance Services, Inc. to Cover-All Technologies Inc. As a result of the recent restructuring transaction and the exit by the Company from the insurance processing business, your Board of Directors believes that the name change will reflect the Company's current business.

          Second, you will be asked to approve the adoption of an amendment to Warner's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 20,000,000 to 30,000,000. As a result of recent transactions, between the issued shares and shares reserved for options and warrants we have used approximately 18,500,000 of the authorized Common Stock and your Board of Directors believes we need to increase the number of authorized shares of Common Stock so that we will have sufficient shares available for further financings and/or acquisitions, although there are no special plans for either area at this time.

          It is important that your shares be represented at the Meeting. Even if you plan to attend the Annual Meeting, please sign, date and mail promptly the enclosed proxy in the postage-paid envelope. The vote of each stockholder is important, and it should be recognized that a failure to return a properly executed and dated proxy card in a timely fashion or vote in person at the Meeting in effect constitutes a vote against each of the proposals.

          Please read the formal notice of the Annual Meeting and the Proxy Statement carefully. For those of you who cannot be present at the Meeting, I urge you to participate by completing, signing and returning your Proxy in the enclosed envelope. Your vote is important, and the management of Warner appreciates the cooperation of stockholders in directing proxies to vote at the Meeting.

                                        Sincerely,

                                        ALFRED J. MOCCIA,
                                          President and Chief Executive Officer

                                                          PRELIMINARY COPIES


                           WARNER INSURANCE SERVICES, INC.
                                 ____________________

                       NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 ____________________


     TO THE STOCKHOLDERS OF WARNER INSURANCE SERVICES, INC.:

          The Annual Meeting of Stockholders (the "Meeting") of Warner Insurance Services, Inc., a Delaware corporation (the "Company"), will be held on June 20, 1996 at 9:30 a.m., local time, at the Stony Hill Inn, 231 Polifly Road, Hackensack, New Jersey 07601 to consider and act upon the following:

          1. To elect a class consisting of two directors to serve for a term of three years and until their successors shall have been duly elected and qualified ("Proposal No. 1").

          2. To approve an amendment to the Company's Certificate of Incorporation to change the corporate name from Warner Insurance Services, Inc. to Cover-All Technologies Inc. ("Proposal No. 2").

          3. To approve an amendment to the Company's Certificate of Incorporation to increase the authorized Common Stock of the Company from 20,000,000 to 30,000,000 shares ("Proposal No. 3").

          4. To transact such other business as may properly come before the Meeting or any adjournment thereof.

          Stockholders of record at the close of business on May 2, 1996, which is the record date for the Meeting, are entitled to receive notice of and to vote at the Meeting and at any adjournment thereof. A Proxy and a Proxy Statement for the Meeting are enclosed.

          All stockholders are cordially invited to attend the Meeting in person. Whether or not you plan to attend the Meeting, please complete, sign, date and return the enclosed Proxy, which is solicited by the Board of Directors of the Company, to ensure that your shares are represented at the Meeting. Stockholders who attend the Meeting may revoke their proxies and vote their shares in person.

                                        By Order of the Board of Directors

                                        THEODORE I. BOTTER
                                          Secretary

     Date:  May 6, 1996

     ---------------------------------------------------------------------------

     IF YOU DO NOT EXPECT TO ATTEND THE MEETING, PLEASE MARK, DATE AND SIGN THE ENCLOSED FORM OF PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE.

     ---------------------------------------------------------------------------

                                                          PRELIMINARY COPIES


                           WARNER INSURANCE SERVICES, INC.
                                 ____________________

                                   PROXY STATEMENT
                            ANNUAL MEETING OF STOCKHOLDERS
                                    JUNE 20, 1996
                                 ____________________


                                       GENERAL


          This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Warner Insurance Services, Inc., a Delaware corporation (the "Company"), to be voted at the Annual Meeting of Stockholders of the Company (the "Meeting") which will be held at the Stony Hill Inn, 231 Polifly Road, Hackensack, New Jersey 07601 on June 20, 1996 at 9:30 a.m., local time, and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders and in this Proxy Statement.

          The principal executive offices of the Company are located at 18-01 Pollitt Drive, Fair Lawn, New Jersey 07410. The approximate date on which this Proxy Statement and accompanying Proxy will first be sent or given to stockholders is May 6, 1996.


                         VOTING SECURITIES AND VOTE REQUIRED

          Stockholders of record as of the close of business on May 2, 1996 (the "Record Date") will be entitled to notice of, and to vote at, the Meeting or any adjournment or adjournments thereof. As of the Record Date, there is only one class of voting securities of the Company outstanding, that being Common Stock. Each holder of Common Stock on the Record Date is entitled to one vote for each share held by such holder. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Meeting. Assuming a quorum is present, the affirmative vote of the holders of a majority of the shares of Common Stock voting at the Meeting will be
                                            ---------------------
     required to approve Proposal No. 1 regarding the election of directors.
     The affirmative vote of the holders of a majority of the outstanding shares
                                                              -----------
     of Common Stock will be required to approve Proposal Nos. 2 and 3, regarding the amendment to the Company's Certificate of Incorporation changing the corporate name to Cover-All Technologies Inc. and the amendment to the Company's Certificate of Incorporation increasing the authorized Common Stock of the Company from 20,000,000 to 30,000,000 shares.

          With regard to the election of directors, votes may be cast in favor or withheld; votes that are withheld will be excluded entirely from the vote and will have no effect except that votes withheld will be counted
                                  ------
     toward determining the presence of a quorum for the transaction of business.

          Abstentions and broker "non-votes" will be counted toward determining the presence of a quorum for the transaction of business. Abstentions may be specified on all proposals except the election of directors. With
                                   ------
     respect to all proposals other than the election of directors, abstentions will have the effect of a negative vote. A broker "non-vote" will have the effect of a negative vote with respect to the amendment to the Certificate of Incorporation changing the corporate name to Cover-All Technologies Inc. and with respect to the amendment to the Certificate of Incorporation increasing the number of authorized shares but will have no effect on the outcome of any of the other proposals. The treatment of abstentions and broker "non-votes" is consistent with applicable Delaware law and the Company's By-Laws.

          As of May 2, 1996, 15,732,163 shares of the Company's Common Stock were issued and outstanding.


                                  VOTING OF PROXIES

          Proxies are solicited by the Board of Directors of the Company in order to provide every stockholder with an opportunity to vote on all matters that properly come before the Meeting, whether or not the stockholder attends in person. When the enclosed form of proxy is properly signed, dated and returned, the shares represented will be voted by the persons named as proxies in accordance with the stockholder's direction.
     If no direction is indicated, the shares will be voted as recommended by the Board of Directors. The enclosed proxy confers discretionary authority to vote with respect to the transaction of such other business of a procedural nature or incidental to the Meeting as may properly come before the Meeting. As of the date of this Proxy Statement, the Board of Directors of the Company does not know of any other matter to be brought before the Meeting. However, if any other matters not mentioned in the Proxy Statement are properly brought before the Meeting or any adjournment thereof, the persons named in the enclosed Proxy or their substitutes will have discretionary authority to vote proxies given in said form, or otherwise act, in respect of such matters in accordance with their best judgment. Any stockholder executing a form of proxy may revoke that proxy or may submit a revised form of proxy at any time before it is voted. A stockholder may also vote by ballot at the Annual Meeting, thereby canceling any proxy previously returned.


                            SECURITY OWNERSHIP OF CERTAIN
                 BENEFICIAL OWNERS, DIRECTORS AND EXECUTIVE OFFICERS

          The following table contains information as of May 2, 1996 as to the number of shares of Common Stock beneficially owned by (i) each person known by the Company to own beneficially more than 5% of the Company's Common Stock, (ii) each person who is a director of the Company, (iii) the executive officers for whom information is included in the Summary Compensation Table, and (iv) all persons as a group who are directors and executive officers of the Company, and as to the percentage of outstanding shares held by them on that date.

                                                            Amount      Percent
                                                         Beneficially     of
     Name and Address      Status of Beneficial Owner      Owned(1)     Class(2)
     ----------------      --------------------------     ------------  --------
     Harvey Krieger           Chairman of the Board       1,714,525(3)    10.9%
      18-01 Pollitt Drive       and beneficial owner
      Fair Lawn, NJ 07410       of more than 5% of the
                                Company's Common Stock
     Leonard Gubar            Director                       13,547(4)      *
      40 West 57th Street
      New York, NY 10019
     Peter R. Lasusa          Director                       16,250(4)      *
      287 Thornton Road
      Englewood, NJ 07631
     Pamela J. Newman         Director                       11,562(4)      *
      Two World Trade Center
      New York, NY 10048
     Alfred J. Moccia         President, Chief Executive     11,393(4)      *
      23 Dante Street           Officer
      Larchmont, NY 10538       and Director
     James R. Stallard        Director                            0         *
      1601 Chestnut Street
      - TLP 44
      Two Liberty Place
      Philadelphia, PA 19192
     Mark D. Johnston         Director                            0         *
      P.O. Box 839
      St. Helier, Jersey
      Channel Islands,
      JE4 9NZ
     Henry E. Kates           Former President and          100,000(5)      *
      5 Bag Wrinkle Cove        Chief Executive Officer
      Warren, RI 02885
     Theodore I. Botter       Secretary and                  69,325(6)      *
      18-01 Pollitt Drive       General Counsel
      Fair Lawn, NJ 07410
     Bradley J. Hughes        Vice President - Finance       10,481(7)      *
      18-01 Pollitt Drive       and Administration and
      Fair Lawn, NJ 07410       Chief Financial Officer
     Software Investments     Beneficial Owner of more    1,412,758        9.0%
      Limited                 than 5% of the Company's
      c/o Moore               Common Stock
      Stephens International
      Services (BVI) Limited
      Abbot Building
      P.O. Box 3186
      Main Street
      Road Town
      Tortola,
      British Virgin Islands
     Care Corporation         Beneficial Owner of more    2,500,000       15.9%
      Limited                 than 5% of the Company's
      c/o Moore Stephens      Common Stock
      International Services
      (BVI) Limited
      Abbot Building
      P.O. Box 3186
      Main Street
      Road Town
      Tortola,
      British Virgin Islands
     Atlantic Employers       Beneficial Owner of more    2,476,547       15.7%
      Insurance Company       than 5% of the Company's
      1601 Chestnut Street    Common Stock
      Two Liberty Place
      Philadelphia, PA 19192
     All directors and                                    1,947,033(4)    12.4%
      executive officers                                     (5)(6)(7)
      as a group
      (consisting of 10
      persons)
     _______________
     * Less than one percent.

     (1) Includes options exercisable within sixty (60) days of the date as of which beneficial ownership is determined, pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

     (2) Based upon 15,732,163 total outstanding shares of Common Stock on May 2, 1996.

     (3) Includes 22,989 shares owned by Mr. Krieger's wife and minor children, as to which Mr. Krieger disclaims beneficial ownership. Also includes options to purchase 61,250 shares at an exercise price of $3.53 per share pursuant to the Company's 1991 Key Employee Stock Option Plan.

     (4) Includes options to purchase 10,000 shares at an exercise price of $3.13 per share pursuant to the Company's 1994 Stock Option Plan for Independent Directors.

     (5) On July 12, 1995, Mr. Kates resigned from his position as President and Chief Executive Officer. Represents an option to purchase 100,000 shares at an exercise price of $1.125 per share pursuant to the Company's 1991 Key Employee Stock Option Plan.

     (6) Includes options to purchase 7,500 shares at an exercise price of $3.53 per share, options to purchase 8,000 shares at an exercise price of $2.63 per share and options to purchase 30,000 shares at an exercise price of $1.625 per share pursuant to the Company's 1991 Key Employee Stock Option Plan.

     (7) Includes options to purchase 8,750 shares at an exercise price of $10.00 per share pursuant to the Company's 1991 Key Employee Stock Option Plan.


                        PROPOSAL NO. I - ELECTION OF DIRECTORS


          There are seven members of the Board of Directors of the Company classified into three classes, with the three-year term of office of each class expiring at the Annual Meeting of Stockholders in successive years, upon the election and qualification of successor classes. The term of office of two directors will expire at the Meeting. Directors of the class subject to election will be elected to serve for a term of three years and until their successors have been elected and qualified.

          The nominees for the class of directors to be elected at the Meeting are: Alfred J. Moccia and Mark D. Johnston. Mr. Moccia was re-elected as a director of the Company in March 1993. Mr. Johnston was elected as a director on April 16, 1996. Proxies may not be voted for a greater number of persons than the number of nominees named.

          Unless otherwise indicated, all proxies received will be voted in favor of the election to the indicated class of directors of the two nominees of the Board of Directors named above. Should a nominee not remain a candidate for election at the date of the Meeting (which contingency is not now contemplated or foreseen by the Board of Directors), proxies solicited hereby will be voted in favor of the nominee who does remain a candidate and may be voted for a substitute nominee selected by the Board of Directors. Directors shall be elected by a majority of the votes cast at the Meeting.


          The following table lists the names of the directors and nominees, their ages, their current positions with the Company and the expiration date of their term as director of the Company.

                                                                        Term as
                                                                       Director
          Name                       Age       Position                 Expires
          ----                       ---       --------                --------

     Harvey Krieger  . . . . . . .   61      Chairman of the              1997
                                              Board of Directors
     Leonard Gubar . . . . . . . .   59      Director                     1998
     Peter R. Lasusa . . . . . . .   71      Director                     1997
     Alfred J. Moccia  . . . . . .   78      President, Chief Executive   1996*
                                              Officer and Director
     Pamela J. Newman  . . . . . .   48      Director                     1998
     James R. Stallard . . . . . .   43      Director                     1998
     Mark D. Johnston  . . . . . .   38      Director                     1996*
     _______________
     * Term of class expires at the Meeting. Director indicated is a nominee for re-election.

        Harvey Krieger is one of the founders of the Company and served as Chairman, President and Chief Executive Officer until June 6, 1995 when he became a non-executive Chairman of the Board. He has served as a director since 1971.

        Leonard Gubar has served as a director of the Company since its inception in 1971. From 1969 until August 1992, Mr. Gubar was a member of the law firm of Spengler Carlson Gubar Brodsky & Frischling, New York, New York, which acted as counsel to the Company for over 15 years. In August 1992, Spengler Carlson Gubar Brodsky & Frischling combined its practice with Reid & Priest LLP, a 60-year old firm with offices in New York and Washington D.C. Mr. Gubar is also a director of Career Horizons, Inc., a national provider of temporary personnel to businesses and government agencies. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS."

        Peter R. Lasusa was elected a director of the Company in June 1988. Since July 1987, Mr. Lasusa has been a private investor and financial consultant. From 1963 until his retirement in June 1987, he was a partner in the accounting firm of Arthur Andersen & Co., New York, New York.

        Pamela J. Newman was elected a director of the Company in August 1988. Since January 1993, Ms. Newman has served as Executive Vice President of Rollins Hudig Hall of New York, Inc., a subsidiary of AON Corporation, a provider of insurance brokerage services worldwide. From 1982 to January 1993, Ms. Newman was a Managing Director of Marsh & McLennan, Incorporated and served as an executive officer of its Risk Management and Insurance Brokerage Services Division. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS."

        Alfred J. Moccia was elected a director of the Company in September 1989. Mr. Moccia has served as President and Chief Executive Officer of the Company since July 1995. From January 1974 to June 1990, Mr. Moccia was a director of Bekaert Corporation, New York, New York, a manufacturer of steel cord and wire products, and from January 1988 to June 1990, Mr. Moccia also served as Vice Chairman of such corporation. He is also a retired Vice Chairman, director and Chief Financial Officer of Sperry Corporation, a manufacturer and marketer of computers and hydraulic and farm equipment.

        James R. Stallard was elected a director of the Company in 1996. Mr. Stallard joined CIGNA in August 1994 and was named a Senior Vice President of CIGNA's Property and Casualty Management Facility in March 1996. Mr. Stallard has held a variety of management positions in underwriting, administration and systems in the property and casualty insurance industry for nearly 23 years, and for 21 years was employed by Transamerica Insurance Company (now known as TIG). Mr. Stallard was elected to the Board of Directors of the Company pursuant to a Restructuring Agreement dated as of March 1, 1996 among the Company and several customers and several parties to two lawsuits. Under the Restructuring Agreement, the Company agreed to elect to its Board of Directors one designee selected by a majority in amount of the settlement shares issued pursuant to the agreement. Mr. Stallard, as designee, was elected as a director in the Class of 1998 and will be subject to reelection at the Company's 1998 Annual Meeting of Stockholders. Beginning with the 1998 Annual Meeting, the Company will include Mr. Stallard, or any successor designee selected by a majority in amount of the settlement shares issued pursuant to the Restructuring Agreement, as a nominee in management's slate of directors for such annual meeting and the Company shall recommend to its stockholders the election of such designee or successor, as a director at the 1998 Annual Meeting. In the event that such designee is not elected as a director at the 1998 Annual Meeting, the Company shall, following said meeting, elect the designee to its Board of Directors and amend its By-Laws to create any vacancy, if required, to serve for a period equal to the remainder of the three-year period. The Company further agreed that if the designee dies or resigns, his successor will be designated a director. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS."

        Mark D. Johnston was elected a director of the Company in 1996. Mr. Johnston is an executive director of Software Investments Limited ("SIL") and Care Corporation Limited ("Care"), both of which are British Virgin Islands companies. For the past 5 years his responsibilities have been centered on treasury operations including currency management and management of investments in international bonds, equities and derivatives. Mr. Johnston has also been involved in the development of educational software for use on multimedia personal computers for the past five years and has gained considerable experience in the rapid changes occurring in the computer industry. Mr. Johnston is also a director of International Insurance Technologies, Inc., a software consulting company in Tampa, Florida. Mr. Johnston was elected to the Board of Directors pursuant to the terms of a Stock Purchase Agreement dated as of March 31, 1996 among the Company, SIL and Care. Under the Stock Purchase Agreement, the Company agreed to elect Mr. Johnston as a director in the Class of 1996 as the designee of SIL and Care to the Company's Board of Directors. The Company further agreed that a designee, which may be Mr. Johnston or a successor designated by SIL and Care, shall be included as one of the management nominees for director of the Company at each meeting of stockholders, beginning with the 1996 Annual Meeting, and that if the designee is not elected at the 1996 Annual Meeting or any subsequent annual meeting called for the purpose of reelecting or electing such class of directors, the Company shall, following such meeting, elect the designee to its Board of Directors and amend its By-Laws to create any vacancy, if required, to serve for a period equal to the remainder of the term of such class of directors. The Stock Purchase Agreement further stipulates that if, at any time, any designee shall decline or be unable to serve as a director of the Company, another designee shall be elected as a director to fill the vacancy thus created. Each designee shall have all voting and other rights provided to directors of the Company generally. The Company shall be required to comply with the Stock Purchase Agreement for as long as SIL and Care collectively hold an aggregate of 20% or more of the issued and outstanding shares of the Company's Common Stock. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS."

        In addition to the President and Chief Executive Officer of the Company who is a director of the Company listed above, Raul F. Calvo is Vice President of the Company and Theodore I. Botter is Secretary and General Counsel of the Company.

        Raul F. Calvo (age 67) has served as the Company's Vice President since March 1996. From 1989 until February 1996, Mr. Calvo served as the Director of Operations and Vice President for the JUA/MTF program, the automobile insurance assigned risk pool of the State of New Jersey. In 1994, Mr. Calvo was appointed Chief Financial Officer and Treasurer of COVER-ALL Systems, Inc., a subsidiary of the Company, and in August 1995 he was appointed Chief Accounting Officer for the Company. Mr. Calvo maintains both positions presently.

        Theodore I. Botter (age 71) has served as the Company's Secretary and General Counsel since July 1990. From October 1987 to July 1990, Mr. Botter was of counsel to Sills Cummis Zuckerman Radin Tischman Epstein & Gross, P.A., Newark, New Jersey, and from November 1984 to October 1987, he was of counsel to Meyner & Landis, Newark, New Jersey. Prior to 1984, he served as an appellate division judge in the State of New Jersey.


                          BOARD OF DIRECTORS AND COMMITTEES


        There were 13 meetings of the Board of Directors of the Company held during the last fiscal year. All current directors attended at least 75% of the total number of meetings of the Board and all committee meetings of the Board on which the director served. The Board acted by unanimous written consent on one occasion.

        The Board of Directors has standing Compensation and Audit Committees. It also has a 1991 Key Employee Stock Option Plan Committee ("KESO Plan Committee") and a 1995 Employee Stock Option Plan Committee ("Employee Plan Committee"). It does not have a standing nominating committee.

        The present members of the Compensation Committee are Messrs. Gubar, Lasusa and Moccia. The principal functions of the Compensation Committee are to review current and proposed employment arrangements with existing and prospective senior employees. During the fiscal year ended December 31, 1995, the Compensation Committee met on one occasion.

        The present members of the Audit Committee are Messrs. Gubar, Lasusa and Moccia. The Audit Committee's principal functions are to consider matters relating to the administration and audit of the Company's accounts and its financial affairs; to supervise the Company's relationship with its independent auditors; to recommend the appointment of independent auditors; and to meet with Company personnel as it deems appropriate to carry out its functions. During the fiscal year ended December 31, 1995, the Audit Committee met on two occasions.

        The present members of the KESO Plan Committee are Messrs. Gubar,
     Lasusa and Moccia. The principal function of the KESO Plan Committee is to administer the Company's 1991 Key Employee Stock Option Plan, including selecting the key employees to whom options will be granted, determining the number of shares of Common Stock issuable pursuant to each option, when options are to be granted, any conditions to be attached to options and establishing rules and regulations for the administration of the 1991 Key Employee Stock Option Plan. During the fiscal year ended December 31, 1995, the KESO Plan Committee acted by unanimous written consent on three occasions.

        The present members of the Employee Plan Committee are Messrs. Gubar, Lasusa and Moccia. The principal function of the Employee Plan Committee is to administer the Company's 1995 Employee Stock Option Plan, including selecting the employees to whom options will be granted, determining the member options to be granted to any such employee, when options are to be granted, the terms of the options and any conditions to be attached to the options and establishing rules and regulations for the administration of the 1995 Employee Stock Option Plan. During the fiscal year ended December 31, 1995, the Employee Plan Committee acted by unanimous written consent on three occasions.


                        PROPOSAL NO. 2 - PROPOSED AMENDMENT TO
                        CERTIFICATE OF INCORPORATION TO CHANGE
                                  THE CORPORATE NAME


     GENERAL

        The Board of Directors of the Company has adopted a resolution unanimously approving and recommending to the Company's stockholders for their approval, an amendment to Article First of the Company's Certificate of Incorporation to change the corporate name from Warner Insurance Services, Inc. to Cover-All Technologies Inc. The text of the proposed amendment is annexed to this Proxy Statement as Annex A.

        The Board of Directors believes that the change in corporate name to Cover-All Technologies Inc. would allow the Company to become more closely identified with its COVER-ALL business and the Company's increased activity in the technology field. The Board of Directors believes that since the Company has exited the insurance processing field that a name change at this time would be appropriate. The Board of Directors believes the change in corporate name is in the best interests of the Company and its stockholders and believes it advisable to change the corporate name to Cover-All Technologies Inc.


     VOTE REQUIRED

        In accordance with applicable Delaware law and the Company's Certificate of Incorporation, approval of Proposal No. 2 to amend Article First of the Company's Certificate of Incorporation requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote thereon.

        THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS APPROVE THE AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO CHANGE THE CORPORATE NAME AND ACCORDINGLY RECOMMENDS THAT YOU VOTE FOR PROPOSAL NO. 2.



                        PROPOSAL NO. 3 - PROPOSED AMENDMENT TO
                       CERTIFICATE OF INCORPORATION TO INCREASE
                             NUMBER OF AUTHORIZED SHARES


     GENERAL

        The Board of Directors of the Company has adopted a resolution unanimously approving and recommending to the Company's stockholders for their approval, an amendment to Article Fourth of the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock, par value of one cent ($.01) each, from 20,000,000 to 30,000,000 shares. The text of the proposed amendment is annexed to this Proxy Statement as Annex B.

        The proposed amendment provides for authorization of 10,000,000 additional shares of Common Stock. The Board of Directors deems it in the best interest of the Company to have an additional amount of Common Stock of the Company authorized and available for issuance without further action by the Shareholders, unless such action is required by applicable law or the rules of any exchange on which the Company's securities may be listed. The Board of Directors believes that the additional authorized shares of Common Stock are needed to enable the Company to raise additional capital funds expeditiously and economically for its ongoing, operations, for issuance under the Company's stock option plans and for other corporate purposes, including acquisitions. The Board of Directors believes it advisable to authorize additional shares of Common Stock now, so that if an issuance is determined to be appropriate in the future, it could be accomplished without the delay and expense involved in obtaining shareholder approval.

        Shareholders will have no pre-emptive rights with respect to the additional shares of Common Stock. The Shares would be issued on such terms, at such times and on such conditions as the Board of Directors may determine.

        The Board of Directors believes that the increase in the number of authorized shares of Common Stock to 30,000,000 is in the best interests of the Company and its stockholders and believes it advisable to authorize such increase in the number of shares authorized for issuance by the Company.

     VOTE REQUIRED

        In accordance with applicable Delaware law and the Company's Certificate of Incorporation, approval of Proposal No. 3 to amend Article Fourth of the Company's Certificate of Incorporation requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote thereon.

        THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS APPROVE THE AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES AND ACCORDINGLY RECOMMENDS THAT YOU VOTE FOR PROPOSAL NO. 3.


                    CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        On March 1, 1996, the Company entered into a series of agreements relating to its Insurance Services Division ("ISD") resulting in the release of the Company from continuing obligations under certain contracts for the provision of insurance services to ISD customers and the settlement and dismissal of lawsuits with The Robert Plan Corporation and certain of its affiliates. The Company had been suffering losses and had operated under considerable uncertainty as a result of the pendency of such lawsuits.

        In exchange for terminating the contracts and executing the mutual releases and settling the lawsuits, the Company issued to certain of the ISD customers and certain parties to the litigation a total of 3,256,201 shares of Common Stock as well as five-year warrants to purchase up to an additional aggregate of 1,553,125 shares of the Company's Common Stock at $2.00 per share. The Company retained the option, exercisable for a period of six months, to (i) purchase one-half of the 3,256,201 shares at a cash price equal to the greater of $3.00 or 50% of the then market price of a share of the Company's Common Stock and (ii) acquire 50% of the 1,553,125 warrants at a cash price equal to $1.00 per warrant. The Company also paid an aggregate of $887,500 to certain of the ISD customers and certain parties to the litigation and agreed to pay certain currently due expenses of ISD which, as of March 1, 1996 were approximately $1,750,000. As part of the transactions, the Company transferred certain assets, employees, contracts and leased premises relating to the ISD to a subsidiary of The Robert Plan Corporation, which replaced the Company as the provider of insurance services to certain of the ISD customers. On March 31, 1996, the Company settled with one customer which did not participate in the restructuring by making a cash payment of $1.6 million.

        Atlantic Employers Insurance Company ("AEIC"), a CIGNA Property and Casualty company and ISD customer, acquired 2,476,547 shares of the Company's Common Stock, warrants to purchase 1,181,250 shares and $675,000 in cash as part of the restructuring transaction. This resulted in AEIC becoming a beneficial holder of more than 5% of the Company's outstanding Common Stock. James R. Stallard, Vice President of CIGNA Property and Casualty, was designated as a director of the Company pursuant to the terms of the Restructuring Agreement.

        Software Investments Limited ("SIL") and Care Corporation Limited ("Care") entered into a Stock Purchase Agreement with the Company as of March 31, 1996. SIL acquired 1,412,758 shares of Common Stock of the Company for $2.00 per share and five-year warrants, at $1.00 per warrant, to purchase an aggregate of 196,875 shares of Common Stock at $2.00 per share. This constitutes a total initial investment of $3,022,391. In addition, the Company assigned to SIL the rights the Company retained in its restructuring transaction to repurchase (i), for a period of six months from March 1, 1996, 1,628,100 shares, which represents one-half of the Company's Common Stock issued as part of the restructuring, at a cash purchase price equal to the greater of $3.00 or 50% of the then market price per share of the Company's Common Stock and (ii) five-year warrants to acquire 776,562 shares of Common Stock, which represents one-half of the warrants issued as part of the restructuring, at $2.00 per share at a purchase price of $1.00 per warrant. SIL has agreed to acquire the warrants within 30 days from the closing date of the Stock Purchase Agreement and to exercise such warrants within 5 days of its acquisition, which, upon exercise and payment, will result in the Company receiving an additional $1,553,124.

        In addition to the Stock Purchase Agreement, Care granted the Company an exclusive license for the Care software system for use in the workers' compensation and group health claims administration markets in Canada, Mexico and Central and South America in exchange for 2,500,000 shares of the Company's Common Stock. If the license results in $5,000,000 or more in revenue to the Company during the three years following the closing date of the agreement, then the shares will be fully earned. Otherwise, depending on the level of revenue reached, the Company will have the right to repurchase portions of the shares at $.01 per share based upon revenues actually achieved. If the Company realizes aggregate net sales in excess of $10,000,000 from a maximum of two separate sales during such three year period, the Company may be required to grant to Care five-year warrants to buy an additional 1,000,000 shares of Common Stock at $2.00 per share.

        Care, through its Care Systems Corporation subsidiary, has entered into a joint marketing venture with the Company to market the Care software system and the Company's software system for use in the workers' compensation administration market in the United States. The Company will receive any revenues generated by the licensing of the policy and premiums service and Care will receive any revenues generated by the licensing of the claims service. This joint marketing venture is in the early stages of development and has not yet produced any revenues.

        SIL is controlled by The Software Trust, a Jersey, Channel Islands Discretionary Settlement, which owns all of the issued capital of SIL as its sole asset. The Care Trust, a Jersey, Channel Islands Discretionary Settlement, owns a majority interest in the issued capital of Care as its sole asset. The beneficiaries of both The Software Trust and The Care Trust are the family interests of Donald Johnston, father of Mark D. Johnston. Mr. Mark D. Johnston is an executive director of each of SIL and Care, but does not have a direct interest in either The Software Trust or The Care Trust.

        Reid & Priest LLP performed legal services for the Company during the fiscal year ended December 31, 1995. The Company expects that such law firm will render legal services to the Company in the future. Leonard Gubar, a director of the Company, is a partner of Reid & Priest LLP.

        Rollins Hudig Hall of New York, Inc. is the insurance broker of record for the Company, recommending coverage and placing all insurance policies with carriers. Pamela J. Newman, a director of the Company, serves as Executive Vice President of Rollins Hudig Hall of New York, Inc. The total amount of premiums paid by the Company to such firm during the 1995 fiscal year was $441,299.

        The Company had made advances from time to time to Harvey Krieger, President and Chairman of the Board of the Company, commencing in February 1992, to assist in his meeting margin calls and to pay interest on past loans made by the Company to satisfy margin loan requirements. Each advance was evidenced by a 90-day note bearing interest at the rate equal to the prime rate announced from time to time by Chase Manhattan Bank plus 1%. In December 1992, Mr. Krieger repaid the Company $30,000 in satisfaction of certain of these advances. As of January 6, 1995, the aggregate amount of all outstanding loans to Mr. Krieger was $635,757 which amount includes all accrued interest thereon. On January 6, 1995, the Board of Directors approved an arrangement whereby Mr. Krieger satisfied all outstanding indebtedness to the Company by transferring 268,111 shares of the Company's Common Stock, which number equals $635,757 divided by $2.37, which was 3/8ths below the closing bid price of the Company's Common Stock on The New York Stock Exchange on such date. The Board of Directors also directed that no further loans be made to Mr. Krieger.

        The Company had made an advance of $300,000 to Michael G. Repoli, former President and Chief Executive Officer of COVER-ALL Systems, Inc., as part of his employment agreement in March 1994. Mr. Repoli's employment was terminated on January 26, 1995. The Company agreed with Mr. Repoli, in lieu of any and all other benefits under the employment agreement, as amended, to, among other things, forgive the repayment of the loan and to pay all tax liabilities of Mr. Repoli resulting from forgiveness of the loan. The aggregate amount of the loan and tax liabilities was $425,230 as of January 26, 1995, the date on which the loan was forgiven.

     COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and holders of more than 10% of the Company's Common Stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. The Company believes that, during the fiscal year ended December 31, 1995, its executive officers, directors and holders of more than 10% of the Company's Common Stock complied with all Section 16(a) filing requirements. In making these statements, the Company has relied upon a review of reports on Forms 3, 4 and 5 furnished to the Company during, or with respect to, its last fiscal year.

                   COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

     COMPENSATION OF EXECUTIVE OFFICERS

        The following Summary Compensation Table shows the compensation paid during the fiscal years ended December 31, 1995, December 31, 1994 and October 31, 1993 to (i) the Company's Chairman of the Board and former President, (ii) its former President and Chief Executive Officer, (iii) its President and Chief Executive Officer and (iv) its two most highly compensated executive officers, other than the President and Chief Executive Officer, who were serving as executive officers at December 31, 1995.


                                                ANNUAL COMPENSATION(1)
                                                ----------------------

                                                                    OTHER
                                                                   ANNUAL
     NAME AND                                                      COMPEN-
     PRINCIPAL POSITION          YEAR      SALARY       BONUS      SATION
     ------------------          ----      ------       -----      -------
     Alfred J. Moccia           1995      $ 45,385     $    -      $    -
       President and            1994             -          -           -
       Chief Executive          1993             -          -           -
       Officer

     Harvey Krieger             1995       350,987          -           -
       Chairman of              1994       385,400          -           -
       the Board and            1993       385,400          -           -
       Former President

     Henry E. Kates             1995         8,846          -           -
       Former President         1994             -          -           -
       and Chief Executive      1993             -          -           -
       Officer

     Theodore I. Botter         1995       162,032          -           -
       Secretary and            1994       189,038          -           -
       General Counsel          1993       192,500          -           -

     Bradley J. Hughes          1995       156,442          -           -
       Vice President -         1994       168,500          -           -
       Finance and              1993       168,500          -           -
       Administration and
       Chief Financial
       Officer

                                              LONG TERM COMPENSATION(1)
                                              -------------------------


                                     AWARDS             PAYOUTS
                               ----------------------------------
                                                                     ALL
                              RESTRICTED SECURITIES                 OTHER
     NAME AND                   STOCK    UNDERLYING      LTIP      COMPEN-
     PRINCIPAL POSITION         AWARDS     OPTIONS     PAYOUTS    SATION(2)
     ------------------       ---------- ----------    -------    ---------
     Alfred J. Moccia              -             -          -     $     -
       President and               -             -          -           -
       Chief Executive             -             -          -           -
       Officer

     Harvey Krieger                -             -          -       9,725
       Chairman of                 -             -          -       7,413
       the Board and               -             -          -      10,530
       Former President

     Henry E. Kates                -       100,000          -           0
       Former President            -             -          -           0
       and Chief Executive         -             -          -           0
       Officer

     Theodore I. Botter            -        50,000          -         468
       Secretary and               -             -          -       5,685
       General Counsel             -             -          -      12,927

     Bradley J. Hughes             -             -          -         709
       Vice President -            -             -          -       2,004
       Finance and                 -         8,750          -       1,890
       Administration and
       Chief Financial
       Officer
     _______________

     (1) Compensation reported excludes remuneration paid during the two month transition period commencing November 1, 1993 and ending December 31, 1993 resulting from the Company's change in fiscal year from October 31 to December 31.

     (2) All amounts represent insurance premiums paid by the Company during the fiscal years specified with respect to group term life insurance for the benefit of the named executive officers.

     Grants and Exercises of Stock Options

        The following table sets forth certain information with respect to stock options granted during the 1995 fiscal year to the executive officers of the Company listed in the Summary Compensation Table. The table also discloses the gain or "spread" that would be realized if the options granted were exercised on the expiration date assuming the Company's stock price had appreciated by the percentage levels indicated annually from the market price on the date of grant.

                                                            Potential Realizable
                                                              Value at Assumed
                                                               Annual Rates of
                                                                 Stock Price
                                                                Appreciation
                                  Individual Grants            for Option Term
                          ---------------------------------    ---------------
                                     % of
                                    Total
                                   Options
                                   Granted
                        Number of     to
                        Securities Employees
                        Underlying    in             Expira-
                         Options    Fiscal  Exercise  ation
         Name            Granted     Year    Price     Date       5%       10%
         ----            -------     ----    -----     ----       --       ---
     Alfred J. Moccia       --        --       --       --        --       --
     Harvey Krieger         --        --       --       --        --       --
     Henry E. Kates      100,000    21.6%    $1.125   6/7/98    $18,000  $38,000
     Theodore I. Botter   50,000    10.8%    $1.625  3/15/00    $22,500  $50,000
     Bradley J. Hughes      --        --       --       --        --       --

        No individual stock options were exercised during the last fiscal year by the executive officers of the Company listed in the Summary Compensation Table. None of the outstanding options of the Company were "in-the-money" at December 31, 1995. The following table sets forth outstanding stock options held by such executive officers at December 31, 1995.

                                                Number of
                                                Securities         Value of
                                                Underlying        Unexercised
                                               Unexercised       In-the-Money
                                                Options at        Options at
                        Number of            Fiscal Year-End  Fiscal Year-End(1)
                          Shares                   (#)                ($)
                         Acquired    Value    - - - - - - -     - - - - - - - -
                            on     Realized    Exercisable/      Exercisable/
            Name         Exercise     ($)     Unexercisable      Unexercisable
            ----         --------  --------   -------------      -------------
     Alfred J. Moccia       -          -           10,000/0      $     /$
     Harvey Krieger         -          -      61,250/30,625            /
     Henry E. Kates         -          -          100,000/0        0/37,500
     Theodore I. Botter     -          -      55,500/32,750            /
     Bradley J. Hughes      -          -            8,750/0            /
     _______________

     (1) Based upon the fair market value, $1.50, of the Company's Common Stock on December 29, 1995 on The New York Stock Exchange, only the options held by Mr. Kates included in the table above were "in the money."

     Employment Agreements of Executive Officers and Severance Benefits

          In November 1989, the Company entered into a severance agreement with Mr. Krieger. In August 1990, the Company entered into severance agreements with two additional officers of the Company, Messrs. Botter and Hughes.
     The severance agreements provide for the payment of certain severance benefits (the "Severance Benefits"), as described below.

          The Severance Benefits would be payable to the subject employees only in the event of a change of control of the Company and the subsequent termination of the subject individual's employment with the Company. A "change of control" of the Company would occur when (i) a person, with certain exceptions, acquires beneficial ownership of securities representing 20% or more of the voting power of the Company's then outstanding securities, without the approval of the Company's Board of Directors; (ii) individuals who on the date of the agreement are directors (or who are nominated or approved by such persons or their successors, approved in accordance with the provision) cease to constitute a majority of the Board; or (iii) the Company's stockholders approve a merger or consolidation with any other corporation, other than a merger or consolidation that would result in the Company's voting securities outstanding immediately prior to the transaction representing at least 80% of the voting power thereafter. The purpose of the Severance Benefits is to provide additional incentive to, and security for, certain key employees of the Company and to allow such employees to be able to pursue objectively the best interests of the Company without immediate concern for the personal impact of such change of control. The severance agreements provide that if a participant's employment is terminated by the Company within one year following the effective date of a change of control, then such participant shall be entitled to receive (i) the participant's full base salary through the date of termination at the rate set forth in his severance agreement plus all other amounts to which the participant is entitled under any compensation plan of the Company in effect on such date;
     (ii) in lieu of any further salary payments for periods subsequent to the date of termination, except in certain circumstances, a lump sum payment equal to 300% of the average annual amount actually paid by the Company or any parent or subsidiary of the Company to the participant in each of the five prior calendar years, less $100; (iii) a cash payment, in the amounts set forth in his severance agreement, in consideration of the surrender of that participant's outstanding options to purchase stock of the Company; and (iv) all legal fees incurred by the participant in connection with his termination.

          The Company has employment contracts with Harvey Krieger, Theodore I. Botter and Bradley J. Hughes pursuant to which their annual salaries for fiscal 1996 will be $327,590, $162,500 and $140,000, respectively. Mr.
     Krieger's employment contract has a term expiring May 31, 1996 and is automatically renewable on a year-to-year basis thereafter unless terminated according to its terms. The employment contracts with Messrs. Botter and Hughes are each automatically renewable on July 31 of each year unless terminated according to their terms. The Company has given notice to Messrs. Krieger, Botter and Hughes that their employment contracts will not be renewed. As a consequence, the Severance Benefits described above are no longer applicable and are of no force or effect.

          Upon the expiration of Mr. Krieger's employment contract, the Board of Directors has approved a one-year agreement commencing June 1, 1996, pursuant to which the Company will pay Mr. Krieger an annual consulting fee of $150,000. The Board of Directors has also approved a one-year service agreement with Mr. Botter commencing August 1, 1996, pursuant to which the Company will pay Mr. Botter an annual compensation of $50,000.

          On March 1, 1996, the Company and COVER-ALL entered into an employment agreement with Peter C. Lynch, President and Chief Operating Officer of COVER-ALL. The employment agreement has a two-year term expiring on February 28, 1998 and provides for compensation at the annual rate of $165,000 for the first year and $189,750 for the second year of employment as well as for each successive year of employment thereafter, if the renewal option is exercised. The employment agreement may be renewed for successive one year terms jointly by the Company and Mr. Lynch by providing written notice of renewal to each other at least 90 days prior to the expiration of the then current term. The agreement provides that if Mr. Lynch's employment is terminated during the employment term for any reason, other than for cause, death or disability, the Company will pay Mr. Lynch an amount equal to the remaining salary to which he would have been entitled if his employment had not been terminated before the end of the employment term plus six month's salary. If Mr. Lynch's employment is terminated by the Company after the employment term for any reason, including expiration of the employment term without renewal thereof by the Company, and other than for cause, death or disability, the Company will pay Mr. Lynch six month's salary.

     COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

          During fiscal year 1995 the Compensation Committee consisted of Alfred
     J. Moccia, Leonard Gubar and Peter R. Lasusa. Mr. Moccia also served as President and Chief Executive Officer of the Company. Mr. Gubar is a partner of Reid & Priest LLP, which performed legal services for the Company during the fiscal year ended December 31, 1995. The Company expects that such law firm will render legal services to the Company in the future.

     COMPENSATION OF DIRECTORS

          The Company's outside directors each receive $12,000 annually for their services as a director of the Company which amount is paid by the Company to such directors in equal quarterly installments. The directors also receive $300 for each Board meeting and committee meeting they attend.


               COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

          The compensation program developed by the Compensation Committee has required management to set goals at the beginning of each fiscal year for increasing income before taxes from the previous year in order to evaluate management's performance. Salary increases for each fiscal year have been based upon the Company attaining the earnings performance targets for the preceding fiscal year, unusual achievements, and cost of living. Bonuses are divided among the executive group after evaluation of each individual's performance, in consultation with senior management. Option grants are similarly based. The President and Chief Executive Officer of the Company is separately evaluated by the Committee which takes into consideration overall Company performance in attaining established targets for income before taxes and developing and achieving short term and long term goals for the Company's business. For fiscal 1995, no bonuses were paid with respect to 1995 performance due to the Company's continuing financial difficulties. The Company also decided not to renew the employment agreements with Messrs. Krieger, Botter and Hughes. The Company entered into a two-year employment agreement with Peter C. Lynch, President and Chief Operating Officer of Cover-All, on March 1, 1996, whereby Mr. Lynch's salary was increased from $150,000 per year to $165,000 during the first year of employment under the contract and $189,750 during the second year.

          Payments of base salary and stock option awards for the 1995 fiscal year do not exceed $1 million for any named executive officer included in the Summary Compensation Table.

          This report was furnished by Messrs. Gubar, Lasusa and Moccia, all of the members of the Compensation Committee.


                           WARNER INSURANCE SERVICES, INC.
                   COMPARISON OF 62 MONTH CUMULATIVE TOTAL RETURN*
                       AMONG WARNER INSURANCE SERVICES, INC.,
                       THE RUSSELL 2000 INDEX AND A PEER GROUP


                                   CUMULATIVE TOTAL RETURN
                 -------------------------------------------------------------
                 10/31    10/31     10/31     10/31    12/31    12/31    12/31
                  /90      /91       /92       /93      /93      /94      /95

     WARNER
     INSURANCE
     SERVICES,
     INC.         100      224       308       205      182       87      55

     PEER GROUP   100      134       159       198      194      177     232

     RUSSELL
       2000       100      158       174       230      230      226     290


     *   $100 INVESTED ON 10/31/90 IN STOCK OR INDEX.
         INCLUDING REINVESTMENT OF DIVIDENDS.
         FISCAL YEAR ENDING OCTOBER 31, PRIOR TO 1993;
         DECEMBER 1993; DECEMBER 31 THEREAFTER.


                                       AUDITORS

         The Company's independent public auditors are Ernst & Young LLP, Hackensack, New Jersey. A representative of Ernst & Young LLP will be present at the Meeting and available to respond to appropriate questions and, in addition, such a representative will be given an opportunity to make a statement at the Meeting if the representative desires.


                                    ANNUAL REPORT

         All stockholders of record as of May 2, 1996 have or are currently being sent a copy of the Company's Annual Report for the fiscal year ended December 31, 1995 (the "Annual Report") which contains audited financial statements of the Company and complies with all of the disclosure requirements of the Company's 1995 Annual Report on Form 10-K as filed with the Securities and Exchange Commission ("SEC"). The Annual Report is deemed to be part of the material for the solicitation of proxies.

         THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH BENEFICIAL HOLDER OF ITS COMMON STOCK ON MAY 2, 1996 WHO DID NOT RECEIVE A COPY OF THE COMPANY'S ANNUAL REPORT, ON THE WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1995 AS FILED WITH THE SEC. ANY SUCH REQUEST SHOULD BE MADE IN WRITING TO THE SECRETARY, WARNER INSURANCE SERVICES, INC., 18-01 POLLITT DRIVE, FAIR LAWN, NEW JERSEY 07410.


                                STOCKHOLDER PROPOSALS

         Stockholder proposals must be received by January 1, 1997 in order to be considered for inclusion in proxy materials distributed in connection with the next annual meeting of stockholders. All such proposals should be in compliance with applicable SEC regulations.


                                    MISCELLANEOUS

         All of the costs and expenses in connection with the solicitation of proxies with respect to the matters described herein will be borne by the Company. In addition to solicitation of proxies by use of the mails, directors, officers and employees (who will receive no compensation therefor in addition to their regular remuneration) of the Company may solicit the return of proxies by telephone, telegram or personal interview.

         It is important that proxies be returned promptly. Stockholders are, therefore, urged to fill in, date, sign and return the Proxy immediately. No postage need be affixed if mailed in the enclosed envelope in the United States.

                                             By Order of the Board of Directors

                                             THEODORE I. BOTTER
                                               Secretary

     Date:  May 6, 1996

                                                                     ANNEX A


                  PROPOSED AMENDMENT TO CERTIFICATE OF INCORPORATION
                             TO CHANGE THE CORPORATE NAME

                                   ________________


          "FIRST: The name of the Corporation shall be Cover-All Technologies Inc. (hereinafter referred to as the "Corporation")."

                                                                     ANNEX B


                  PROPOSED AMENDMENT TO CERTIFICATE OF INCORPORATION
                       TO INCREASE NUMBER OF AUTHORIZED SHARES

                                   ________________


          "FOURTH:  Capital Stock.  The aggregate number of shares which the
                    -------------
     Corporation shall have authority to issue shall be thirty million (30,000,000) shares of the par value of one cent ($.01) each, all of which shall be Common Stock."

                                  PRELIMINARY COPIES

             THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                           WARNER INSURANCE SERVICES, INC.

          The undersigned, a stockholder of WARNER INSURANCE SERVICES, INC., a Delaware corporation (the "Company"), does hereby appoint Peter R. Lasusa and Leonard Gubar and each of them as Proxies with full power of substitution in each of them, in the name, place and stead of the undersigned, to vote at the Annual Meeting of Stockholders of the Company to be held at the Stony Hill Inn, 231 Polifly Road, Hackensack, New Jersey 07601, on June 20, 1996 at 9:30 a.m., local time, and at any adjournment or adjournments thereof, all of the shares of the Company's Common Stock that the undersigned would be entitled to vote if personally present.

          The undersigned hereby instructs said proxies or their substitutes:

     1. TO ELECT A CLASS CONSISTING OF TWO DIRECTORS TO SERVE FOR A TERM OF THREE YEARS AND UNTIL THEIR SUCCESSORS SHALL HAVE BEEN DULY ELECTED AND QUALIFIED:

          [ ]  Vote FOR all nominees listed       [ ]  WITHHOLD AUTHORITY to
               below (except as indicated to           vote for the nominee(s)
               the contrary below)                     listed below

                    NOMINEES:  Alfred J. Moccia and Mark D. Johnston

          INSTRUCTION: To withhold authority to vote for any individual nominees, write such nominee's name in the space provided below.


          ----------------------------------------------------------------

     2. TO APPROVE AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION OF THE COMPANY TO CHANGE THE CORPORATE NAME FROM WARNER INSURANCE SERVICES, INC. TO COVER-ALL TECHNOLOGIES INC.

          [ ]  FOR       [ ]  AGAINST        [ ]  ABSTAIN

     3. TO APPROVE AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION OF THE COMPANY TO INCREASE THE AUTHORIZED COMMON STOCK OF THE COMPANY FROM 20,000,000 TO 30,000,000 SHARES.

          [ ]  FOR       [ ]  AGAINST        [ ]  ABSTAIN

     4. DISCRETIONARY AUTHORITY: To vote with discretionary authority with respect to all other matters which may properly come before the Annual Meeting or any adjournment thereof.



                                   (continued, and to be signed on reverse side)

                             (continued from other side)


          THIS PROXY WILL BE VOTED AS SPECIFIED EXCEPT THAT IF NO INSTRUCTIONS ARE INDICATED, IT WILL BE VOTED FOR PROPOSALS 1, 2 and 3.

                                   Please sign exactly as your name appears hereon. If stock is held jointly, signature should include both names. Administrators, Trustees, Guardians and others signing in a representative capacity, please give your full titles.


                                   Dated:                                 , 1996
                                         ---------------------------------


                                                                          (L.S.)
                                   ---------------------------------------


                                                                          (L.S.)
                                   ---------------------------------------
                                             Signature(s)


     Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.